January 4, 2006

Hand Delivered
Personal and Confidential

Kevin C. Eichler
2515 Brewster Ave
Redwood City, CA 94062

Re:   Separation Agreement

Dear Casey:

This letter sets forth our mutual agreement with respect to the terms of your transition from employment with MIPS Technologies, Inc. (“MIPS Technologies” or “Company”), and upon your signature, constitutes the Agreement between you and MIPS Technologies relating to this separation. Accordingly, it is understood and agreed as follows:

1. (a)        You will resign any position you may hold as an employee, officer or director of the Company or of any subsidiary or affiliate of the Company. In this regard, you agree to execute documents evidencing such resignations as are required by local laws and as reasonably requested by the Company.

    (b)        Your last day of employment with MIPS Technologies will be February 28, 2006, (the “Separation Date). Should your successor as Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company be appointed before the Separation Date, your resignation of these positions shall be effective on the date of your successor's appointment.

    (c)        The Company shall provide to you, subject to all customary withholdings, your salary through and including the Separation Date.

    (d)        On the Separation Date, the Company will pay your vacation balance that has accrued through and including the Separation Date, if any. You will not be eligible for any payment under the FY06 Executive Bonus Plan or any other Company Bonus Plan.

1225 CHARLESTON ROAD	MOUNTAIN VIEW, CA 94043-1353	PHONE 650.567.5000	FAX 650.567.5150	WEB www.mips.com

2.     In order to assist you in making this transition and in consideration of your execution of and compliance with the terms of this Separation Agreement, the Company shall provide to you, subject to all customary withholdings, a lump sum payment of six months of salary (the “Separation Payment”) based on your current rate of pay, subject to all customary withholdings.

3.     You and your eligible dependents currently enrolled, will continue to be eligible for Company benefits through the end of the month of the Separation Date. The Company will also provide to you the full COBRA premium for six months from the Separation Date. It is understood and agreed that you will be responsible for election and payment of any COBRA benefit continuation after February 28, 2006. You will receive separate information regarding your rights to continue your health coverage through COBRA.

4.     Depending upon when you sign this Agreement, you will receive the payments provided in Section 2 and 3 with your final paycheck, or between eight (8) and fourteen (14) days after you return an executed original of this Agreement, whichever is later.

5.     To also assist you in making this transition, the Company agrees to waive the repayment of any un-earned portion of a sign-on bonus and/or relocation package if one was provided to you as part of your original offer with MIPS Technologies.

6.     On or before the Separation Date your site access privileges will end and your services will no longer be required. As agreed, your email and voicemail will continue through April 30, 2006 unless you inform us they are no longer needed prior to this date. You will attend an exit interview with Human Resources on or before the Separation Date. At the exit interview, you shall return all confidential and/or proprietary information of the Company in your possession, access card keys, identification badges and any Company equipment loaned to you, with the exception of the following items that you may keep: your cell phone, laptop computer and home office chair. You also agree to sign and comply with the Employment Termination Certificate, attached hereto as Exhibit A.

7.     If you choose not to sign this Separation Agreement, you understand that no Separation Payment, as provided in Section 2 and no payment for COBRA premiums as provided in Section 3 will be due to you after the Separation Date.

8.     Other than the items set forth above, you have no expectation of, and shall make no other claims for payment, benefits or any other compensation from MIPS Technologies. You acknowledge that the Separation Payment provided herein is in addition to wages and other compensation or benefits due for the period prior to the Separation Date, and is provided in consideration of the release of all claims provided by you herein.

9.     You represent that you do not have pending against the Company or any employee, agent, official, or director of the Company any claim, charge, or action in or within any federal, state, or local court or administrative agency. And, further you agree, to the extent necessary to effectuate the provisions of this Agreement, within seven (7) days after the execution of this Agreement, to cause to be dismissed, withdrawn or discontinued all complaints or proceedings instituted by you against the Company with any state or federal administrative agency or judicial body, with copies of relevant documents delivered to the Company within the same time period.

10.     You agree, on behalf of yourself and your successors, heirs, assigns, attorneys, agents, and representatives, and each of them, to unconditionally and forever release, and discharge MIPS Technologies and its subsidiaries, officers, directors, employees, attorneys, agents, successors, assigns and representatives, and each of them, of and from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description, including but not limited to, any claim under federal, state or local employment discrimination law (excepting any claims based on the Federal Age Discrimination in Employment Act which are specifically covered in Section 12 herein) or other law which you may have or could assert against MIPS Technologies as of the date of the Agreement.

11.     It is further understood and agreed that as part of the consideration and inducement for the execution of this Agreement, you specifically waive the provisions of section 1542 of the California Civil Code, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Notwithstanding the provisions of section 1542, and for the purpose of implementing a full and complete release and discharge of MIPS Technologies, you expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all the claims described herein, whether known or unknown, and that this Agreement contemplates the extinction of any and all such claims, including claims for attorneys’ fees.

12. (a)        In addition to the general and specific release and waiver of claims contained above, you specifically waive any rights or claims you may have under the Age Discrimination in Employment Act (“ADEA”).

      (b)        By your agreement to this waiver and release, you waive all rights and any claims you may have at the time of the execution of this Agreement against the Company, its directors, officers, employees or successors based on the ADEA.

      (c)        You have up to twenty-one (21) days from receipt of this Agreement to accept the terms of this Section 12 by signing and returning an executed original of this Agreement to the Company, although you may accept it at any time within those twenty-one (21) days. You are advised to consult with your own personal legal counsel should you have any questions about the Agreement.

The provisions of this Section 12 will not become effective or enforceable until seven (7) days following the date you sign and return it. During that seven (7) day period, you may rescind the Agreement by notifying me or my designee, in writing, that you no longer wish to enter into the Agreement, in which event the Company shall have seven (7) days to rescind this Agreement. If you do not rescind this Agreement, the eighth day after the date of your acceptance will be the “effective date” of the provisions of Section 12 of this Agreement.

13.     You acknowledge that, because of your position with the Company, you have specific knowledge of many types of information which is proprietary to the Company, including, without limitation, its current and planned technology; its current and planned corporate strategies; strategic customers and business partners; and the identity, skills and interests of its employees. You agree to keep and treat all such proprietary information as confidential. You acknowledge and reaffirm your obligations to MIPS Technologies under the Confidential Information and Inventions Agreement signed by you, wherein you agreed to keep and treat all such proprietary information as confidential and these obligations survive your termination of employment with MIPS Technologies.

14.     You agree that from the date of this Separation Agreement through the twelve-month period following the Separation Date, you shall not, directly or indirectly, solicit or influence any person in the employment of the Company or an affiliated entity to (i) terminate such employment, or (ii) accept employment or enter into any consulting arrangement with any entity other than the Company or any affiliated entity. In addition, for the twelve-month period following the Separation Date, you shall not directly or indirectly interfere with the customers, suppliers, clients or business of the Company or any affiliated entity in any manner.

15.     All prior agreements, understandings, oral agreements and writings relating to this matter are expressly superseded hereby and are of no further force and effect.

16.     The above provisions are severable. If a court of competent jurisdiction rules that any provision of this Agreement is invalid or unenforceable, the court’s ruling will not affect the validity and enforceability of the other provisions of this Agreement.

17.     You declare and represent that no promise, inducement or other agreement not expressly contained in this Separation Agreement or referred to in this Agreement, has been made conferring any benefit upon you; and that this Agreement contains the entire agreement between the parties with respect to any benefit conferred upon you.

18.     This Agreement is entered into and governed by the laws of the State of California.

To accept this Agreement, please sign and date this Agreement at the designated place below and return it to me.

We wish you much success in your future endeavors.

Sincerely,

/s/ JOHN BOURGOIN
John Bourgoin
President and CEO

By signing this Agreement, I acknowledge that I have had the opportunity to review this Agreement carefully; that I understand the terms of the Agreement; and I voluntarily agree to them.

Date: January 4, 2006

Name: Kevin C. Eichler

Signature /s/ KEVIN C. EICHLER

EXHIBIT A

EMPLOYMENT TERMINATION CERTIFICATE

        I, Kevin C. Eichler, hereby certify that as part of my separation from MIPS Technologies, Inc. and/or its subsidiaries, branch offices, affiliates, successors or assigns (collectively, “MIPS”), I have been reminded of my ongoing obligation to MIPS to avoid work which conflicts with my continuing obligations to MIPS, including obligations to (1) not disclose confidential information of MIPS and (2) not to use such confidential information except for the benefit of MIPS. I further certify that I have returned all materials, including (but not limited to) documents (in any form, such as paper or electronic) devices, records, data, notes, reports, proposals, agreements (in draft and final form), lists, correspondence, specifications, drawings, blueprints, and/or reproductions of any such items, belonging to MIPS, licensed to MIPS and/or received from MIPS, including (but not limited to) all materials prepared by me during the course of my employment by MIPS. I acknowledge that I am not authorized to remove any such materials (including copies) or other property from MIPS’ premises.

I further certify that I have complied with all the terms of the Confidential Information and Inventions Agreement signed by me, including the reporting of any inventions, conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that I will comply with all of the terms of the Confidential Information and Inventions Agreement including, but not limited to, holding in strictest confidence any confidential information of MIPS. I will preserve as confidential all trade secrets of MIPS, including (but not limited to) all confidential products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, employee and customer lists, business plans, financial or organizational information or other subject matter pertaining to any business of MIPS or any of its clients, customers, consultants or licensees. I further acknowledge that information regarding MIPS employees including without limitation organizational charts, employee compensation and other benefits offered to employees constitute valuable trade secrets of MIPS, and that use of such would constitute a violation of MIPS’ rights, which rights survive my termination of employment.

I understand that courts have classified employees and their identities as valuable corporate assets and in the same category as confidential privileged information. Accordingly, I have an obligation not to use or disclose to others the names of MIPS employees for recruitment purposes or to use my special knowledge of organization structure, employee capabilities or identities for such purposes. I agree that, for twelve months following the effective date of termination of my employment with MIPS, I will not directly or indirectly solicit, induce, recruit, hire or encourage any of the employees of MIPS to leave their employment either for employment by myself or by any other person or entity.

BY MY SIGNATURE BELOW, I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THIS EMPLOYMENT TERMINATION CERTIFICATE.

Kevin C. Eichler
_____________________________
Employee Name

/s/ KEVIN C. EICHLER                                                       January 4, 2006
_____________________________                            _____________________________
Employee Signature                                                            Date

WITNESS:

/s/ JOHN BOURGOIN                                                       January 4, 2006
_____________________________                            _____________________________

Name (Print): John Bourgoin                                           Date